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                                                                 EXHIBIT 10.9

                              LINE OF CREDIT NOTE


$2,000,000                                  Note # 9240904-9003
maximum amount and interest                        ----------------------------
                                                   St. Louis (Clayton), Missouri
                                                               September 1, 1996


      FOR VALUE RECEIVED, the undersigned, Wave Technologies International, Inc., a Missouri corporation, promises to pay to the order of COMMERCE BANK, NATIONAL ASSOCIATION ("Bank"), at its main banking office in St. Louis (Clayton), Missouri, the principal sum of Two Million Dollars ($2,000,000) or the then outstanding and unpaid balance of sums advanced hereunder together with accrued interest, on September 1, 1997. All sums advanced hereunder shall bear interest from the date of advance at the per annum rate equal to the Prime Rate of Bank, in effect from time to time, which rate shall change with, and be effective on the date of, each change in the Prime Rate.

     Interest shall be calculated on the actual number of days outstanding on the basis of a year of 360 days and shall be payable on the 1st Business Day of the month following the initial advance under this note and on the 1st Business Day of each month thereafter until September 1, 1997, when all outstanding principal and accrued interest shall be due and payable in full. This note shall bear interest after maturity (whether by acceleration or otherwise) at a rate of three percent (3%) above the rate stated herein but not exceeding the maximum rate allowed by law. Acceptance of payments after a date on which Bank may demand payment in full shall not constitute a waiver of Bank's right to demand payment in full thereafter. Payments shall be applied first to interest and then to principal.

     This note is the "Line of Credit Note" issued pursuant to and referred to in the Loan Agreement dated as of August 16, 1995, as amended by amendments dated as of January 5, 1996, and September 1, 1996, (as amended, the "Agreement"), between the undersigned and Bank. Said Agreement contains provisions for, inter alia, the definition of "Prime Rate," and other capitalized terms not otherwise defined herein, prepayments on account of principal hereof, requirements for borrowings and reborrowings hereunder, events of default, and the rights of the holder hereof as to acceleration.

     In the event of default as defined in said Agreement, the principal of this note and all interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in said agreement.

     All without notice to and without affecting the liability to Bank of any of the undersigned: (1) each of the undersigned, and each guarantor, endorser, accommodation maker, surety, or other party liable on or on account of this note, waives presentment, protest demand, notice of dishonor or default, and consents to the release of any party or parties directly or indirectly liable for payment hereof or the release, subordination or substitution of any collateral security for this obligation; and (2) each guarantor, endorser, accommodation maker, surety, or other party liable on or on account of this note consents to any and all amendments, modifications (including changes in interest rate), and /or renewals and extensions (including successive renewals or extensions and whether for the




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same term or such shorter or longer term as Bank may require) as may be agreed upon by Bank and the undersigned.

     Each maker and each endorser, guarantor, and/or surety, if any, jointly and severally agrees to all the provisions hereof. This Note shall be construed in accordance with the laws of Missouri.

     Unless prohibited by law, the undersigned will pay on demand all costs of collection, legal expenses and attorneys' fees incurred or paid in collecting and/or enforcing this note.

     Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us except as we may later agree in writing to modify it.


                                       WAVE TECHNOLOGIES INTERNATIONAL, INC.



                                       By: /s/ J. M. Bowles
                                          ----------------------------

                                       Title:         CFO
                                             -------------------------

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